                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           Apogee Enterprises, Inc.
    ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF APOGEE ENTERPRISES, INC. APPEARS HERE]

                                                                    May 17, 1995

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 20, 1995.

  The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about the Company.

  We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. You may vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ Donald W. Goldfus

                                          Donald W. Goldfus
                                          Chairman of the Board and Chief
                                           Executive Officer

                            APOGEE ENTERPRISES, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 20, 1995

  Notice is hereby given that the Annual Meeting of Shareholders of APOGEE ENTERPRISES, INC. will be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 20, 1995 for the following purposes:

  1. To elect three directors for a three-year term;

  2. To approve proposed amendments to the 1987 Stock Option Plan;

  3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending March 2, 1996; and

  4. To transact such other business as may properly be brought before the meeting.

  The Board of Directors has fixed April 28, 1995 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

  YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME AND GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          /s/ William G. Gardner

                                          William G. Gardner
                                          Secretary

Minneapolis, Minnesota
May 17, 1995

                                PROXY STATEMENT

                              GENERAL INFORMATION

  The enclosed proxy is being solicited on behalf of the Board of Directors of Apogee Enterprises, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 20, 1995. Only shareholders of record at the close of business on April 28, 1995 will be entitled to vote at the meeting. A shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (i) in favor of the election as Class III directors of all of the nominees described herein; (ii) in favor of the adoption of the proposed amendments to the 1987 Stock Option Plan; (iii) in favor of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company; and (iv) in the discretion of the persons named in the proxy, as to such other matters as may properly come before the meeting.

  If an executed proxy is returned and the shareholder has voted "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

  The address of the Company is Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159. The telephone number is (612) 835-1874. The mailing of this proxy statement and form of proxy to shareholders will commence on or about May 17, 1995.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any shareholder wishing to have a proposal considered for submission at the 1996 annual meeting must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than January 17, 1996.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

  At April 28, 1995, there were 13,463,137 shares of common stock, par value $.33 1/3, issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known to own more than 5% of the outstanding voting stock of the Company at March 31, 1995. Unless otherwise indicated, all shares represent sole voting and investment power.

      NAME AND ADDRESS                          AMOUNT AND NATURE OF PERCENT OF
      OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   CLASS
      -------------------                       -------------------- ----------
      David L. Babson & Company                      1,317,658          9.8%
       One Memorial Drive
       Cambridge, MA 02142-1300
      Trust of Russell H. Baumgardner (6/6/86)       1,283,614          9.5%
       (1)
       c/o Lionel, Sawyer, & Collins
       1100 Bank of America Plaza
       50 West Liberty Street
       Reno, NV 89501
      Guardian Industries Corp.                        762,700          5.7%
       43043 West Nine Mile Road
       Northville, MI 48167

- --------
(1) The 1,283,614 shares held by the Russell H. Baumgardner Trust (the "Trust") dated June 6, 1986 are also deemed to be beneficially owned by Messrs. Donald W. Goldfus, O. Walter Johnson and Laurence J. Niederhofer, because they share voting and investment power as trustees of the Trust. If the shares held by the Trust were included in the holdings of Messrs. Goldfus, Johnson and Niederhofer, the number of shares and percentage of outstanding shares held by each of Messrs. Goldfus, Johnson and Niederhofer would be as follows: Goldfus, 1,612,529 (12.0%); Johnson, 1,295,233 (9.6%); and
    Niederhofer, 1,574,789 (11.7%).

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide that the Board of Directors be divided into three classes of directors of as nearly equal size as possible and further provides that the total number of directors be determined exclusively by the Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, there are nine directors. The terms of the directors of Class III, consisting of Directors D. Goldfus, O. Johnson and J. Martineau, expire at the 1995 Annual Meeting of Shareholders. Mr. Johnson will be retiring from the board at that time and will not seek reelection. To fill the resulting Class III director vacancy, the Corporate Governance Committee of the Board has placed in nomination the name of Paul B. Burke. The terms of the directors of Class I and Class II expire at the 1996 and 1997 Annual Meetings of Shareholders, respectively.

  Unless authority is withheld, the Proxy solicited hereby will be voted FOR the election of Messrs. Paul B. Burke, Donald W. Goldfus and James L. Martineau as Directors of Class III for a three-year term expiring at the 1998 Annual Meeting of Shareholders. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the annual meeting is necessary to elect each nominee. Messrs. Goldfus and Martineau have been members of the Board of Directors since

1964 and 1973, respectively, and were last elected to the Board of Directors at the 1992 Annual Meeting of Shareholders.

  Management has no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, does not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

  The following table sets forth certain information as to each nominee for the office of director, as well as directors whose terms of office will continue after the 1995 Annual Meeting of Shareholders is held.

                                                                DIRECTOR  TERM
NAME AND PRINCIPAL OCCUPATION                               AGE  SINCE   EXPIRES
- -----------------------------                               --- -------- -------
Anthony L. Andersen (Class II)                               59   1988    1997
 Chair-Board of Directors and CEO of H. B. Fuller Company
 (manufacturer of specialty chemicals) since 1992. Prior to
 that, President and Chief Executive Officer of H. B.
 Fuller Company since 1974. Mr. Andersen is also a director
 of Cowles Media Company and Minnesota Mutual Life
 Insurance Company.
 Committees: Compensation and Corporate Governance
Gerald K. Anderson (Class I)                                 63   1981    1996
 President of the Company since 1989. Prior to that,
 Executive Vice President of the Company since 1987. Prior
 to that, President of the Commercial Construction Division
 of the Company since 1982. Prior to that, various senior
 management positions with the Company since 1973.
 Committees: Executive
Paul B. Burke (Class III)                                    39    --      --
 President and Chief Executive Officer of BMC Industries,
 Inc. (manufacturer of precision imaged and optical
 products) since 1991. Prior to that, various senior
 management positions with BMC Industries, Inc. since 1987.
 Mr. Burke is also a director of BMC Industries, Inc. and
 First Trust N.A.
Donald W. Goldfus (Class III)                                61   1964    1995
 Chairman of the Board of Directors and Chief Executive
 Officer of the Company since 1988. Prior to that,
 President and Chief Executive Officer since 1986 and
 President and Chief Operating Officer since 1984. Prior to
 that, various senior management positions with the
 Company. Mr. Goldfus is also a director of G & K Services,
 Inc., Lifetouch Inc., and Hypro Corporation.
 Committees: Executive and Corporate Governance
Harry A. Hammerly (Class II)                                 61   1994    1997
 Executive Vice President, International Operations, 3M
 Company (industrial, consumer and health care products
 manufacturer) since March 1994. Prior to that, various
 senior management positions with 3M Company since 1973.
 Mr. Hammerly is also a director of 3M Company, Cincinnati
 Milacron, Inc. and The Geon Company.

                                                                DIRECTOR  TERM
NAME AND PRINCIPAL OCCUPATION                               AGE  SINCE   EXPIRES
- -----------------------------                               --- -------- -------
Jerry W. Levin (Class I)                                     51   1987    1996
 President and Chief Executive Officer of Revlon, Inc.
 (consumer products company) since 1991. Executive Vice
 President, MacAndrew & Forbes Group, Inc. (investment
 firm) since 1989. Prior to that, various senior executive
 positions with The Pillsbury Company (processor and
 distributor of food products) since 1974. Mr. Levin is
 also a director of Revlon, Inc., Revlon Worldwide, EcoLab
 Inc., Coleman Company and Meridian Sports.
 Committees: Audit
James L. Martineau (Class III)                               54   1973    1995
 Vice President of the Company. President of the Glass
 Fabrication Division of the Company since 1971. Mr.
 Martineau is also a director of First Bank Southeast,
 N.A., Owatonna, MN.
 Committees: Executive
Laurence J. Niederhofer (Class II)                           62   1964    1997
 Retired Chief Executive Officer of the Window Fabrication
 Division of the Company. Mr. Niederhofer is also a
 director of M & I First American National Bank, Wausau,
 WI.
 Committees: Audit and Executive
D. Eugene Nugent (Class I)                                   67   1990    1996
 Director, Retired Chairman and Chief Executive Office of
 Pentair, Inc. (manufacturer of paper and industrial
 products) from 1982 to 1992. Mr. Nugent is also a director
 of Pentair, Inc. and Piper Trust Funds, Inc.
 Committees: Audit, Compensation, Executive and Corporate
  Governance

- --------
  None of the above nominees or directors is related to any other nominee or director or to any executive officer of the Company. Except as indicated above, each of the nominees and directors has maintained his current principal occupation for at least the last five years.

  The Board of Directors held six meetings during the last fiscal year. The Company has standing Audit, Compensation, Executive and Corporate Governance Committees of the Board of Directors. The members of the various committees are noted in the table above.

  The Audit Committee recommends the selection of the independent auditors to the Board of Directors; reviews the scope and results of the audits performed by the independent auditors; and reviews various auditing and accounting matters. The Audit Committee met twice during the fiscal year ended February 25, 1995.

  The Compensation Committee determines the salary and other compensation of all elected officers and senior management. The Compensation Committee also administers the 1987 Stock Option Plan and the 1987 Partnership Plan. The Compensation Committee met once during the fiscal year ended February 25, 1995.

  The Executive Committee exercises the power of the full Board of Directors between meetings, except for the power of filling Board vacancies. The Executive Committee met three times during the fiscal year ended February 25, 1995.

  The Corporate Governance Committee periodically assesses the organization's adherence to the Company's mission and principles, reviews the organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of board committees, and suggests new director nominees to the Board. The Committee will consider qualified nominees recommended by shareholders. Any such recommendation for the 1996 election of directors should be submitted in writing to the Secretary of the Company at the address indicated above no later than 90 days in advance of the 1996 Annual Meeting of Shareholders. Such recommendation must include information specified in the Company's Bylaws which will enable the Committee to evaluate the qualifications of the recommended nominee. Non-employee director members of the Committee annually review and evaluate the performance of the Chief Executive Officer. The Corporate Governance Committee met six times during the fiscal year ended February 25, 1995.

  Compensation of Directors. Directors, except for full-time employees of the Company or its subsidiaries, receive an annual retainer of $18,000, plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended. The meeting fee for committee chairs is $1,500 for each committee meeting chaired. Non-employee directors also receive automatic, annual stock option grants under the 1987 Stock Option Plan. The number of shares granted is determined by dividing directors' cash compensation by the market price of common stock on specified dates. The Security Ownership table includes the options granted to the non-employee directors in fiscal 1995, which for the non-employee directors as a group totaled 8,382 shares. The per share exercise price of all such options is $12.41. None of these options has been exercised.

  Non-employee directors also may elect to participate in the Company's Employee Stock Purchase Plan. Under the plan, participants may purchase the Company's common stock by contributing up to $100 per week, with the Company contributing an amount equal to 15% of the weekly contribution. For the fiscal period 1995, the Company contributed $3,270 to the Employee Stock Purchase Plan for the benefit of all non-employee directors as a group.

  The Company has consulting agreements with Laurence J. Niederhofer and D. Eugene Nugent, non-employee directors, to provide consulting and advisory services to the Company. Mr. Niederhofer's agreement as amended covers five one-year terms ending November 1, 1998 and pays Mr. Niederhofer a fee of $120,000 per year, plus certain out-of-pocket expenses and other benefits. Mr. Nugent's agreement pays him a fee of $1,000 per day, plus certain out-of-pocket expenses, per assigned consulting engagement. For the fiscal period 1995, Mr. Nugent was paid $2,000 for consulting services.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of the Company's common shares beneficially owned by each director, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and by all directors and executive officers of the Company as a group, at March 31, 1995.

                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                 ----------------------------------------------
                                 NUMBER OF        OPTIONS
                                  SHARES        EXERCISABLE         PERCENT OF
                                 PRESENTLY        WITHIN            OUTSTANDING
   NAME                           HELD(1)         60 DAYS    TOTAL    SHARES
   ----                          ---------      ----------- ------- -----------
   Anthony L. Andersen..........    3,459          7,086     10,545      (7)
   Gerald K. Anderson...........   64,822         10,000     74,822      (7)
   William G. Gardner...........   29,470(2)      11,250     40,720      (7)
   Donald W. Goldfus............  316,415(3)(4)   12,500    328,915     2.6%
   Richard Gould................    5,234            --       5,234      (7)
   Harry A. Hammerly............    1,221            121      1,342      (7)
   O. Walter Johnson............    3,881(4)       7,738     11,619      (7)
   Jerry W. Levin...............   13,996(5)       7,058     21,054      (7)
   James L. Martineau...........  122,772          7,500    130,272     1.0%
   Laurence J. Niederhofer......  289,845(4)(6)    1,330    291,175     2.2%
   D. Eugene Nugent.............    1,944          6,748      8,692      (7)
   All Directors and Executive
    Officers as a group (12
    persons)....................  853,059         62,331    924,390     6.9%

- --------
(1) Each person shown has sole voting and investment power over the shares unless otherwise indicated. Shares beneficially owned include shares owned or vested through the Company's 1987 Partnership Plan, Employee Stock Purchase Plan, 401(k) Plan and Pension Plan.
(2) Includes 276 shares held by Mr. Gardner's children and 100 shares held by Mr. Gardner's wife, as to which he disclaims beneficial interest.
(3) Includes 25,656 shares held by Mr. Goldfus' wife, as to which he disclaims beneficial interest.
(4) The 1,283,614 shares held by the Russell H. Baumgardner Trust dated June 6, 1986 (see Security Ownership of Principal Shareholders) are also deemed to be beneficially owned by Messrs. Goldfus, Johnson and Niederhofer because they share voting and investment power as trustees. If the shares held by the Trust were included in the above table, the number of shares held by each of Messrs. Goldfus and Niederhofer would be increased by 1,283,614 and the percent of outstanding shares would be as follows: Goldfus, 12.0%; Johnson, 9.6%; Niederhofer, 11.7%; and all directors and executive officers as a group, 16.4%.
(5) Includes 2,000 shares held by Mr. Levin's wife as trustee for trusts for the benefit of Mr. Levin's children, as to which he disclaims beneficial interest.
(6) Includes 30,224 shares held by Mr. Niederhofer's wife, as to which he disclaims beneficial interest.
(7) Less than 1%.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Overview and Philosophy

  The compensation of executive officers is determined by the Compensation Committee of the Board of Directors. The Committee is comprised entirely of outside directors. To assist in performing its duty and to enhance the objectivity and independence of the Committee, the advice and recommendations of an outside compensation consultant, as well as independent compensation data, are periodically obtained.

  In administering the executive pay plans, the Committee desires to preserve the entrepreneurial style that it believes forms a strong component of the Company's history, culture and competitive advantage. As such, plans are designed and decisions are made that place more emphasis on long-term business development than on short-term results. Also, the Committee believes it is consistent with this entrepreneurial philosophy to place more emphasis on both short and long-term incentive pay, than on base pay. In furtherance of this philosophy, the Company maintains a high level of operational autonomy, there being only six executive officers and 24 employees, including officers, at the corporate level, compared to a total employee count of 6,185 as of February, 1995. Compensation of divisional management is administered primarily at the divisional level.

  The objectives of the executive compensation policies are to:

  (1) Promote the achievement of strategic objectives which lead to long-term growth in shareholder value.

  (2) Establish total compensation plans that are competitive with similarly situated companies, that attract and retain superior performers, and that reward outstanding performance.

  (3) Align the executive officers' interests with those of the Company by making incentive compensation dependent upon business unit or company performance.

 Base Salary

  Base salaries are reviewed annually. In determining annual salary adjustments, the Committee takes into account the executive's level of responsibility, experience and performance in relation to the Company's performance and other companies' performance. In fiscal 1995, base salaries of executive officers were generally less than the average of companies of equivalent size and complexity. Base salary increases in the fiscal year ranged from 3% to 30% with the average being 13%.

 Annual Incentive

  Executives may earn annual incentive compensation under an individualized cash bonus plan. The Committee develops the plan for the Chief Executive Officer and reviews and approves plans for other executive officers at the beginning of the fiscal year. Each plan encompasses specific objectives, such as business unit or Company profitability, achievement of planned results, return on assets or equity, and individual and group development. The actual cash bonus is awarded based on the degree of achievement of those objectives. The Committee may also make discretionary bonus awards if, in its judgment, such action is merited in light of individual performance, compensation equity, or both. For fiscal 1995, the range of potential bonus payments as a percentage of base pay was from zero to 100 percent.

 Long-term Incentive

  To further encourage alignment of executives' interests with those of the Company's shareholders, executives selected by the Committee may also participate in the 1987 Partnership Plan. At the beginning of the year, each participant may voluntarily defer up to fifty percent of the possible incentive compensation (to a maximum of $100,000) to be invested in the Partnership Plan. The Company matches the deferred amount and the aggregate is invested in the Company's common stock. The individual's amount is vested immediately, however the shares are held in trust and restricted for a period of not less than five years. The Company match is made in restricted stock that is vested in equal annual increments over a period of up to 10 years, as determined by the Committee. In the accompanying Summary Compensation Table, the deferred amount and the Company match under the Partnership Plan are shown in the column labeled Restricted Stock Award. Such restricted stock awards relate exclusively to the compensation deferral under the Partnership Plan, and no other restricted stock grants have been made to executive officers of the Company in the three-year period.

 Stock Options

  Executives are also eligible to receive grants under the Company's stock option plan which is also administered by the Compensation Committee. Option grants are made at current market prices so that executive rewards accrue only as shareholder value increases. The option grants typically vest at the rate of 25 percent per year, beginning on the grant's first anniversary. Consistent with the Company's emphasis on long-term incentives, grants are generally made each year to a broad base of recipients (124 employees in fiscal 1995) that may or may not include executive officers.

 Chief Executive Officer Compensation

  Mr. Donald W. Goldfus has held the position of Chief Executive Officer since 1986. In April 1994, his annual salary was set at $370,000, a 30 percent increase. The Committee's decision on Mr. Goldfus' base salary took into account the recommendations of its independent compensation consultant and included relevant compensation survey data. The survey was compiled by the compensation consultant from its data base of industrial companies with revenues ranging from $200 million to $1 billion. The base salary of $370,000 leaves Mr. Goldfus still well below the median chief executive officer pay level in the survey. The Committee believes that Mr. Goldfus' contributions have led to the significant improvement by both segments of the company, but most specifically the turnaround in the Building Products & Services segment of the Company during the past year. This conclusion is supported by the Corporate Governance Committee which, as part of its duties, completed a performance review of the Chief Executive Officer in March 1995. Accordingly, the Committee awarded Mr. Goldfus a discretionary bonus of $200,000 under the annual incentive plan. The sum of Mr. Goldfus' base pay and annual incentive award is also well below the median level of the consultant's survey. Mr. Goldfus had elected to defer one-half of any bonus received into the Company's long-term, stock-based incentive plan (the 1987 Partnership Plan). Therefore, the accompanying Summary Compensation Table reflects a cash bonus of $100,000. The deferred portion, together with the Company match as described above and in the table, are reported in the restricted stock award column in the table.

  The Committee believes the executive compensation policies and actions discussed in the above report reflect decisions which are consistent with the Company's overall beliefs and goals.

                                          Anthony L. Andersen
                                          O. Walter Johnson
                                          D. Eugene Nugent
                                           Members of the Compensation
                                           Committee

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and noncash compensation for services in all capacities for each of the last three fiscal years, awarded to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                                  ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                         ----------------------------------------- ------------------------------------------------
                                                                              TOTAL STOCK
                                                        OTHER      RESTRICTED   OPTION    LONG-TERM
   NAME AND PRINCIPAL                                  ANNUAL        STOCK      SHARES    INCENTIVE    ALL OTHER
        POSITION         YEAR  SALARY   BONUS      COMPENSATION(1)  AWARD(4)    AWARDED    PAYOUTS  COMPENSATION(5)
   ------------------    ---- -------- --------    --------------- ---------- ----------- --------- ---------------
Donald W. Goldfus....... 1995 $356,923 $100,000        $   913      $200,000    35,000       --         $ 9,575
Chairman and CEO         1994  285,000   25,000            686        50,000    15,000       --          14,490
                         1993  281,538   25,000            856        50,000       --        --          14,061
Gerald K. Anderson...... 1995  246,154   50,000         52,826(2)    100,000    10,000       --           9,575
President                1994  225,000   25,000         38,912(2)     50,000    10,000       --          13,948
                         1993  222,802   25,000         41,758(2)     50,000       --        --          14,187
James L. Martineau...... 1995  226,346  151,500            653       101,000       --        --           9,575
Vice President           1994  220,000  135,000            490        90,000     5,000       --          13,698
                         1993  218,571   67,500            611        45,000       --        --          13,868
Richard Gould........... 1995  153,846  100,000            --            --      5,000       --           1,385
Senior Vice President    1995      --   127,750(3)         --            --        --        --             --
                         1994      --       --             --            --        --        --             --
                         1993      --       --             --            --        --        --             --
William G. Gardner...... 1995  136,346   25,000            --         50,000       --        --           8,768
Treasurer and            1994  130,000   10,000            --         20,000     5,000       --           8,525
Secretary                1993  129,231    5,000            --         10,000       --        --           9,281

- --------
(1) Includes interest credited to participants' accounts under the Company's 1986 Deferred Incentive Compensation Plan.
(2) Includes compensation and interest under the consulting agreement described below under Employment Agreement.
(3) Includes an employment award consisting of Company stock and personal tax reimbursement in connection with Mr. Gould's joining the Company in May 1994.
(4) Under the 1987 Apogee Enterprises, Inc. Partnership Plan, participants are given the opportunity to voluntarily defer up to 50 percent of their annual incentive compensation, to a maximum of $100,000. The Company matches the deferred amount and the aggregate, listed under "Restricted Stock Award," is invested in the Company's common stock. The individual's deferred amount is vested immediately, however the shares are held in trust and restricted for a period of not less than five years. The Company match is made in restricted stock that is vested in equal annual increments over a period of up to 10 years, as determined by the Compensation Committee. All shares are eligible to receive all declared dividends. As of February 25, 1995, the total number of shares held in trust and dollar value of those shares for each officer is listed below.

                                                     SHARES   SHARES
                                                    ACQUIRED ACQUIRED
                                                      WITH     WITH
                                        YEARS OF    DEFERRED COMPANY  AGGREGATE
         OFFICER                      PARTICIPATION  AMOUNT   MATCH    $ VALUE
         -------                      ------------- -------- -------- ---------
   Donald W. Goldfus.................        8       20,886    9,673  $527,143
   Gerald K. Anderson................        8       33,727   10,541   763,623
   Richard Gould.....................      N/A          N/A      N/A       N/A
   James L. Martineau................        8        8,050    9,849   308,758
   William G. Gardner................        8        5,546    6,324   204,476

(5) Represents amounts paid under the Company's defined contribution pension plan and 401(k) savings plan, which are applicable to executive officers on the same basis as all eligible employees.

STOCK OPTIONS

  The following tables summarize option grants and exercises during fiscal 1995 to or by the executive officers named in the Summary Compensation Table above, and the value of the options held by such persons at the end of fiscal 1995.

                          OPTION GRANTS IN FISCAL 1995

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                         % OF                            ANNUAL RATES OF STOCK
                                     TOTAL OPTIONS                      PRICE APPRECIATION FOR
                                      GRANTED TO   EXERCISE                   OPTION TERM
                         OPTIONS(1)  EMPLOYEES IN    PRICE   EXPIRATION -----------------------
      NAME               GRANTED (#)  FISCAL YEAR  ($/SHARE)    DATE        5%          10%
      ----               ----------- ------------- --------- ---------- ----------- -----------
Donald W. Goldfus.......   35,000        22.1%      $13.00    6/21/99   $   125,707 $   277,782
Gerald K. Anderson......   10,000         6.3%      $13.00    6/21/99        35,916      79,366
Richard Gould...........    5,000         3.2%      $13.00    6/21/99        17,958      39,683

- --------
(1) The options were granted on June 21, 1994 and will become exercisable in equal increments over the next four years.

       OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR-END OPTION VALUES

                                                                         VALUE OF
                                                       NUMBER OF        UNEXERCISED
                                                      UNEXERCISED      IN-THE-MONEY
                                                   OPTIONS AT FISCAL OPTIONS AT FISCAL
                            SHARES                   YEAR END (#)      YEAR END ($)
                         ACQUIRED ON     VALUE       (EXERCISABLE/     (EXERCISABLE/
      NAME               EXERCISE (#) REALIZED ($)  UNEXERCISABLE)    UNEXERCISABLE)
      ----               ------------ ------------ ----------------- -----------------
Donald W. Goldfus.......     --           --         12,500/42,500    $52,500/190,000
Gerald K. Anderson......     --           --         10,000/15,000      38,750/70,000
James L. Martineau......     --           --           7,500/2,500      25,000/13,750
Richard Gould...........     --           --               0/5,000           0/21,250
William G. Gardner......     --           --          11,250/3,750      49,375/21,875

EMPLOYMENT AGREEMENT

  The Company has an employment agreement with Mr. Gerald K. Anderson, whereunder Mr. Anderson has agreed to provide the Company with consulting services and not to engage in competition with the Company for a period of five years after his termination of employment. Under the terms of the agreement, the Company awards Mr. Anderson or his beneficiaries ten percent of his salary and incentive compensation earned each year, to be paid, with interest, over a period commencing upon his termination of employment, death or disability.

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG APOGEE, PEER GROUP, S&P MIDCAP 400 AND S&P SMALLCAP 600

Measurement period                        PEER         S&P           S&P
(Fiscal Year Covered)         APOGEE      GROUP     MIDCAP 400   SMALLCAP 600
- ---------------------        --------    --------   ----------   ------------
Measurement PT -
 2/28/90                     $100        $100        $100          $100

FYE  2/28/91                 $117.41     $ 97.67     $117.65       $ 97.88
FYE  2/28/92                 $ 83.86     $106.31     $155.27       $133.82
FYE  2/28/93                 $ 81.58     $124.06     $167.79       $147.10
FYE  2/28/94                 $109.41     $130.94     $193.19       $178.76
FYE  2/28/95                 $125.46     $136.27     $196.36       $171.21



- --------
  Assumes $100 invested at the close of trading on February 28, 1990 in Apogee Enterprises, Inc. common stock, S&P Midcap 400, S&P Smallcap 600 and the peer group composite listed below. Assumes monthly reinvestment of dividends. Total return calculations for the indices were performed by S&P Compustat Services, Inc.

  For fiscal year 1995, the Company has replaced the S&P Midcap 400 Index, used in fiscal 1994, with the S&P Smallcap 600 Index because it believes that S&P Smallcap 600 Index better represents the market capitalization composition of the Company and the peer group. The S&P Midcap 400 Index is included in the above line graph for comparison purposes. The S&P Smallcap 600 is an index of small capitalization stock performance begun about two years ago to complement the S&P 500, an index covering the large capitalization segment, and the S&P Midcap 400 which covers the middle capitalization segment.

  The Company's primary business activities include the fabrication and installation of nonresidential wall and window systems and architectural glass products (about 67% of net sales) and the fabrication, distribution and installation of automotive safety glass (about 33% of net sales). The Company is not aware of any competitors, public or private, that are similar to it in both size and scope of business activities. Most of the Company's direct competitors are either privately owned or divisions of larger, publicly owned companies. The "peer" group in the accompanying total return graph consists of all public companies with market capitalization of $500 million or less as of February 28, 1995 that are known to the Company to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets.

  The companies included in the peer group index are: Butler Manufacturing Company, Donnelley Corporation, Excel Industries, International Aluminum Corporation, Robertson-Ceco Corporation, Southwall Technologies and Sun Distributors.

                                   PROPOSAL 2
 PROPOSAL TO AMEND THE AMENDED AND RESTATED 1987 APOGEE ENTERPRISES, INC. STOCK
                                  OPTION PLAN

  In April 1995, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Amended and Restated 1987 Apogee Enterprises, Inc. Stock Option Plan (the "Stock Option Plan") to increase the automatic, annual stock option grant to directors of the Company who are not employees of the Company or its subsidiaries ("nonemployee directors"). Prior to such amendment, the nonemployee director received an option covering a number of shares of common stock of the Company equal to the quotient ("Quotient") of the amount actually paid to such nonemployee director, as director's fees (including annual retainer and meeting fees) for the previous year, divided by the average closing sale price of common stock of the Company on the NASDAQ Stock Market for the 10 business days preceding the annual meeting of the shareholders. The amendment would increase such amount to a number of shares equal to twice the Quotient. The effect of the amendment would be to double the number of shares under option that the nonemployee director would otherwise receive each year under the Stock Option Plan. The Board of Directors believes the proposed amendment will enhance the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and provide additional incentive for such nonemployee directors to promote the Company's long-term success and progress.

  In order to qualify for certain transaction exemptions under the federal securities laws, it is necessary to obtain shareholder approval of this proposed amendment to the Stock Option Plan. If the amendment is approved by the Company's shareholders, the amendment will be effective on the date of the annual meeting, June 20, 1995, and all nonemployee directors who are members of the Board on that date will be granted options to purchase shares under the Stock Option Plan as amended. If the amendment is not approved by the Company's shareholders, such amendment will not take effect.

SUMMARY OF THE PLAN

  The following summary of the Stock Option Plan is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which may be obtained by the shareholders of the Company upon request directed to the Company's Treasurer at Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159. The Stock Option Plan provides for the issuance of options to purchase shares of Company common stock to executives and key employees of the Company and its subsidiaries and to nonemployee directors of the Company. Options granted under the Stock Option Plan may be designated as either "incentive stock options" as defined under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as incentive stock options (commonly referred to as "nonstatutory stock options"). The automatic, annual options granted to the nonemployee directors are nonstatutory options granted with exercise prices equal to the average closing sale price in the formula described above.

  A maximum number of 1,250,000 shares of common stock may be issued under the Stock Option Plan, subject to shareholder approval to increase the number of shares reserved for issuance under the Stock Option Plan. If any option terminates or expires without having been exercised in full, the stock not purchased under such option shall again be available for the purposes of the Stock Option Plan. If any change is made in the stock subject to the Stock Option Plan, or subject to any option granted under the Stock Option Plan (through merger, consolidation, reorganization, recapitalization, or otherwise), appropriate adjustments shall be made as to the maximum number of shares subject to the Stock Option Plan, and the number of shares and exercise price per share of stock subject to outstanding options.

  The Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), whose members have responsibility for deciding which employees will be granted options and, subject to the terms of the Stock Option Plan, for setting the terms of each option. Discretionary options may only be granted under the Stock Option Plan to key employees (including officers) of the Company or its subsidiaries, as determined from time to time by the Committee. Eligibility for and level of participation with respect to discretionary grants are based upon perceived contribution to the Company's success and other factors, and the Company believes that, at present, any Company employee may potentially be determined to be "key" for purposes of the Stock Option Plan. The exercise price for incentive stock options granted under the Stock Option Plan must be at least equal to 100% of the fair market value of the shares on the date of the grant. The nonemployee directors receive automatic, annual stock option grants, as described above. For purposes of determining the rights of the nonemployee directors who receive automatic, annual stock option grants, the members of the Board who are not eligible to receive such grants shall serve as the "Committee."

  Options granted under the Stock Option Plan are not transferable (except by will or the laws of descent and distribution) and may be exercised only by the optionholder during his or her lifetime (unless a guardian or legal representative is appointed). Subject to certain specified limitations, each discretionary option granted under the Stock Option Plan is exercisable in full or in installments at such time or times over such periods as the Committee determines in its discretion. Except for options granted to nonemployee directors, options granted under the Stock Option Plan may not be exercised prior to one year after grant and may not have a term exceeding 10 years. Options granted to nonemployee directors are exercisable in full on the date of grant and for ten years thereafter. In the case of incentive stock options, to the extent that the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which all incentive stock options are exercisable for the first time by an optionholder during any calendar year exceeds $100,000, such option shall be treated as a nonstatutory stock option.

  Under the Stock Option Plan, the exercise price may be paid in cash, or, subject to Committee approval, common stock of the Company, a promissory note, or other consideration, or a combination thereof.

  The Stock Option Plan expires in 1997. No options may be granted under the Stock Option Plan after its expiration. The Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time, provided that the Board may not without further approval of shareholders, (i) materially increase the benefits accruing to optionholders, (ii) increase the number of shares which may be issued under the plan, (iii) modify the requirements as to eligibility for participation.

  The following is a summary of the principal federal tax consequences generally applicable to options under the Stock Option Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the

Company will not be entitled to a tax deduction when an incentive option is exercised. Upon exercising a nonstatutory stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonstatutory stock option. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the code have been satisfied.

  Special rules apply in the case of individuals subject to section 16(b) of the Exchange Act. In particular, under current law, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, may be determined as of the end of such period.

  Under the Stock Option Plan, the Committee may permit optionholders exercising nonstatutory stock options, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of the holders of a majority of the shares of the common stock of the Company present and entitled to vote at the Annual Meeting on this item of business is required for the approval of the proposal. Proxies will be voted in favor of such proposal unless otherwise specified. The Board of Directors recommends that you vote FOR approval of the proposed amendment to the Stock Option Plan.

                                   PROPOSAL 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP has served as the independent auditors of the Company since 1968. The Board of Directors has again appointed KPMG Peat Marwick LLP to serve as the Company's independent auditors for the fiscal year ending March 2, 1996. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company represented at the meeting in person or by proxy.

  A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

  In connection with the audit function for fiscal year 1995, KPMG Peat Marwick LLP reviewed the Company's annual report and its filings with the Securities and Exchange Commission.

                                    GENERAL

  The 1995 Annual Report to Shareholders for the fiscal year ended February 25, 1995 is being mailed with this Proxy Statement.

  Management does not intend to present any matters at the meeting not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.

  Shareholders who wish to obtain a copy of the Company's Form 10-K Annual Report, filed with the Securities and Exchange Commission for the fiscal year ended February 25, 1995, may do so without charge by writing to the Treasurer at Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159.

                                          By Order of the Board of Directors,

                                          /s/ William G. Gardner

                                          William G. Gardner
                                          Secretary

Dated: May 17, 1995

                                   Exhibit A


                             AMENDED AND RESTATED
                1987 APOGEE ENTERPRISES, INC. STOCK OPTION PLAN


                                  ARTICLE I.


                              PURPOSE OF THE PLAN


     The purposes of this Plan, which shall be know as the "Amended and Restated 1987 Apogee Enterprises, Inc. Stock Option Plan" and shall hereinafter be referred to as the "Plan," are to advance the long-term financial interests and growth of Apogee Enterprises, Inc. and its Subsidiaries (as defined in Section 2.16) (the "Company") by providing an additional incentive for superior performance by officers, directors and employees of the Company who are selected as Participants (as defined in Section 2.13) in the Plan, to enhance the ability of the Company to attract and retain officers, directors and key employees of the highest caliber and possessing outstanding ability, to provide incentive compensation opportunities that are comparable with those of competitor corporations, and to foster each Participant's interest in the continued success and development of the Company.


                                  ARTICLE II.


                                  DEFINITIONS


     For purposes of the Plan, the following terms, when capitalized, shall have the respective meanings designated below, unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun or possessive shall mean or include the feminine and the singular shall include the plural.


     2.01 "Board" shall mean the Board of Directors of Apogee Enterprises, Inc.

     2.01  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.03 "Committee" shall mean the Compensation Committee of the Board described in Section 3.01 below.

     2.04 "Common Stock" shall mean the common stock, par value $.33 1/3 per share, of Apogee Enterprises, Inc.

     2.05  "Company" shall mean Apogee Enterprises, Inc. and its Subsidiaries.

     2.06 "Date of Grant" shall mean the date on which the Committee grants an ISO or a Nonstatutory Option, except, with respect to Options granted under
Section 3.02A, in which case

"Date of Grant" shall mean the date of the annual meeting of the shareholders of Apogee Enterprises, Inc.

     2.07 "Disability" shall mean either (i) a physical or mental disability, which, in the opinion of the Committee, based on medical evidence satisfactory to the Committee, prevents a Participant from engaging in the principal duties of his or her employment or as a director or (ii) for purposes of interpreting any ISOs, the date when an employee becomes "disabled" under the terms of
Section 22(e)(3) of the Code.

     2.08 "Effective Date" and "Initial Effective Date" shall have the meanings provided in Article XVI below.

     2.09 "Fair Market Value" of a share of Common Stock on any date shall be the closing price of the stock on either the NASDAQ National Market System, or if the Common Stock shall become listed on a national stock exchange, such exchange, as reported by any publication of general circulation selected by the Committee.

     2.10 "ISO" shall mean an Option designated to be an incentive stock option pursuant to the Stock Option Agreement and governed by the provisions of Section 422A of the Code.

     2.11 "Nonstatutory Option" shall mean an Option which is not an incentive stock option pursuant to the Stock Option Agreement and not intended to qualify under the provisions of Section 422A of the Code.

     2.12 "Option" shall mean, unless the context shall otherwise indicate, an ISO or a Nonstatutory Option.

     2.13 "Participant" shall mean an officer or key employee of the Company who is selected by the Committee to receive an Option under the Plan and each director of the Company who is not an employee of the Company. A Participant shall remain such until such time as all Options granted to him have been exercised in full or have expired or been canceled pursuant to the Plan.

     2.14 "Plan" shall mean the Amended and Restated 1987 Apogee Enterprises, Inc. Stock Option Plan, as it may be further amended from time to time.

     2.15 "Stock Option Agreement" shall mean the contractual arrangement between the Company and a Participant which sets forth the terms of the Option.

     2.16 "Subsidiary" shall mean an affiliated employer that, during any period, (i) has 50 percent or more of its voting stock or, in the case of a partnership or joint venture, 50 percent or more of the capital interest thereof, owned, directly or indirectly, by Apogee Enterprises,Inc. or (ii) is a member with Apogee Enterprises, Inc. in a controlled group of corporations or, for purposes of granting ISOs, is otherwise under common control with Apogee Enterprises,Inc. within the meaning of Section 425(e) and (f) of the Code.

                                 ARTICLE III.

                                ADMINISTRATION

     3.01 Committee. The Plan shall be administered under the direction of a Committee of the Board which shall consist of not less than three members who shall be appointed by the Board from time to time. As of the Effective Date, the Committee shall be the Compensation Committee of the Board. Except for Options granted under Section 3.02A, no member of the Committee shall be eligible to participate in the Plan while serving as a Committee member. Each member of the Committee shall be, at all times while serving as such, a "disinterested person", as such term is defined in Rule 16b-3(d)(3) under the Securities Exchange Act of 1934, as amended.

     3.02 Committee Authority. The Committee shall, subject to section 3.02A, have sole and complete authority to (a) select Participants, (b) grant Options to Participants, (c) designate Options to be granted as either ISOs or Nonstatutory Options, (d) determine the number of shares of Common Stock to be subject to each ISO and Nonstatutory Option granted to each Participant (subject to the overall limitations set forth in Section 4.01), (e) determine the terms and conditions pursuant to which Options shall be granted and prescribe the forms and terms of Stock Option Agreements evidencing such Options and amendments thereto, (f) determine whether, to what extent, and under what circumstances an Option may be exercised in cash, other securities, a promissory note, other Options, or other property (or any combination thereof), or canceled, forfeited, or suspended and the method or methods by which an Option may be settled, exercised, canceled, forfeited, or suspended; (g) determine whether, to what extent, and under what circumstances Common Stock issuable with respect to an Option under this Plan shall be accelerated or deferred either automatically, or at the election of the holder thereof or of the Committee; (h) interpret and administer this Plan and any instrument or agreement relating to, or Option made under, this Plan; and (i) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan. The Committee shall have authority to construe and interpret the Plan and Stock Option Agreements and to impose such limitations or restrictions as may be deemed necessary or advisable by counsel for the Company so that compliance with the Code, the securities laws of the United States and any other applicable laws or regulations may be assured.

     3.02A Options to Nonemployee Directors. The Committee is authorized and directed to issue Nonstatutory Options to members of the Board who are not employees of the Company in accordance with this Section 3.02A. Each member of the Board who is not an employee of the Company or any Subsidiary shall be granted an Option to purchase Common Stock on the date of each annual meeting of the shareholders of Apogee Enterprises, Inc. so long as he is a member of the Board on that date. The number of shares of Common Stock subject to each such Option shall be equal to the product of two times the quotient of (i) the amount actually paid to each member of the Board, respectively, as a director for the previous year (including, without limitation, any fees paid for attending meetings of the Board or any committee thereof) divided by (ii) the average closing sale price of a share of Common Stock in the NASDAQ National Market System or, if the Common Stock is then listed on a national stock exchange, on such exchange, as reported by any publication of general circulation selected by the Committee, for the 10 business days next preceding each annual meeting of the shareholders of Apogee Enterprises, Inc. The amount described in subsection (ii) shall also be the exercise price per share for Options granted under this Section 3.02A. The Options granted under this Section 3.02A shall be exercisable in full for a period of 10 years from the date of grant. Subject to the provisions of this
Section 3.02A, the terms, conditions, and form of any Nonemployee Director Stock Option Agreement shall be determined by the Committee, in its discretion. Notwithstanding anything in the Plan to the contrary, for purposes of determining the right of optionholders under this Section 3.02A, the "Committee" shall be deemed to consist solely of members of the Board who are not eligible to receive Options under this Section 3.02A.

     3.03 Committee Decisions. A decision by a majority of the Committee shall govern all actions of the Committee. Such decision may be made either at a meeting of the Committee at which a majority of its members are present or without a meeting by a writing signed by the entire Committee. All decisions and interpretations made by the Committee shall be binding and conclusive on the Company and each Participant and such Participant's legal representatives and beneficiaries.

     3.04 Plan Administration. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan to execute documents on behalf of the Committee, and the Committee may delegate to such officers or employees such other ministerial and limited discretionary duties as it sees fit.


                                  ARTICLE IV.

                           SHARES SUBJECT TO THE PLAN

     4.01 Share Limitations. The shares of Common Stock to be issued and delivered by the Company upon exercise of Options shall be authorized and unissued shares of Common Stock. The maximum number of shares of Common Stock which shall be reserved for issuance under the Plan shall be 1,250,000 shares; subject, however, to the adjustments described in Article XI that may be made after the Effective Date. No Option may be granted which could cause such maximum limit, as so adjusted after the Effective Date, to be exceeded.

     4.02 Shares Upon Option Termination. If Options shall terminate by reason of expiration, surrender for cancellation or otherwise without being wholly exercised, or for any reason become unexercisable as to any shares of Common Stock, new Options may be granted covering the number of shares of Common Stock to which such termination relates or as to which such Options have become unexercisable.

                                   ARTICLE V.

                                TERMS OF OPTION

     5.01 General Effect. Except as provided in Section 3.02A, each ISO and Nonstatutory Option shall contain such terms and conditions (which need not be identical as among

Participants) as the Committee shall determine, subject to the limitations and requirements stated below.

     5.02 Option Exercise Price. Except as provided in Section 3.02A, the exercise price per share of Common Stock covered by an Option shall be determined by the Committee, in the exercise of its discretion, at the time the Option is granted; provided, however, that such exercise price for any ISO granted shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant of such ISO; and, unless otherwise permitted by law, if any person who is granted an ISO under the Plan owns, as of the Date of Grant of such ISO, more than 10 percent of the Company's voting stock, the Option exercise price per share of Common Stock covered by such ISO shall not be less than 110 percent of the Fair Market Value of a share of such Common Stock on the Date of Grant. Except for Options granted under Section 3.02A, the exercise price per share of Common Stock covered by a Nonstatutory Option may be less than, equal to, or greater than the Fair Market Value of a share of Common Stock on the Date of Grant of a Nonstatutory Option.

     5.03 Period Within Which an Option May be Exercised. Except for Options granted under Section 3.02A, each Option granted under the Plan shall be exercisable on such date or dates, during such period and for such number of shares as shall be determined by the Committee and set forth in the Stock Option Agreement with respect to such Option, except that no Option granted hereunder (other than Options granted under Section 3.02A) shall be made exercisable during the first year of its term, except upon the retirement, death or disability of the Participant through action of the Committee.

     5.04 Maximum Exercise Period. Notwithstanding any other provision of the Plan, unless the Committee, in its sole discretion, shall determine, on the Date of Grant of an Option, an earlier expiration date, each Option shall expire and be no longer exercisable after the date 10 years from the Date of Grant of such Option (or five years from the Date of Grant in the case of any ISO that is granted to any person who, on such Date of Grant, owns more than 10 percent of the Company's voting stock).

     5.05 Effect of Termination of Employment. The following provisions apply to all Options granted under the Plan other than Options granted under Section 3.02A:

     (a) Unless otherwise determined by the Committee in its discretion, in the event that a Participant shall cease to be employed by the Company for any reason other than his or her gross and willful misconduct, retirement, Disability or death, such Participant shall have the right to exercise the Option at any time within three months after such termination of employment to the extent of the full number of share he or she was entitled to exercise on the date of termination, subject to the condition that no Option shall be exercisable after the expiration of its term.

     (b) In the event that a Participant shall cease to be employed by the Company by reason of his or her gross and willful misconduct during the course of his or her employment, including but not limited to wrongful appropriation of funds of his or her employer or the commission of a felony, the Option shall be terminated as of the date of the misconduct.

     (c) Unless otherwise determined by the Committee in its discretion, in the event a Participant shall cease to be employed by the Company by reason of retirement and shall not have fully exercised his or her Option, such Option may be exercised to the extent of the full number of shares he or she was entitled to exercise on the date of retirement at any time within three months after the date of retirement, subject to the condition that no Option shall be exercisable after the expiration of its term.

     (d) Unless otherwise determined by the Committee in its discretion, if the Participant shall become Disabled while in the employ of the Company, or shall die while in the employ of, or within three months following retirement from, the Company, and shall not have fully exercised the Option, such Option may be exercised at any time (i) within one year after termination of employment in the event of Disability or (ii) within one year after such Participant's death by the executors or administrators of the Participant's estate or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, subject to the condition that no Option shall be exercisable after the expiration of its term.

     5.06 Rights as a Shareholder. No person shall have any rights as a shareholder with respect to any shares covered by an Option granted pursuant to the Plan until the date of the issuance of a stock certificate to him or her for such shares.

     5.07 Leave of Absence. Time spent on a leave of absence granted by the Company shall be considered as continued employment for purposes of the Plan, subject to any limitation that may hereafter be imposed by law.

     5.08 Nontransferability. No Option or any rights or interests of any Participant under the Plan shall be assignable or transferable, except, in the event of the death of a Participant, by his will or by the laws of descent and distribution. During a Participant's lifetime, Options granted to him may be exercised only by him, except in the event a legal representative is appointed as a result of a Participant's disability, in which case such legal representative may exercise Options held by such Participant. If a Participant dies, the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the right to exercise any of his Options, may exercise only those Options which are exercisable pursuant to
Section 5.05(d) above. Any assignment or transfer of an Option other than upon death of a Participant shall immediately cause such Option to lapse and become null and void.

     5.09 Partial Exercise. Unless otherwise provided by the Committee, an Option (or exercisable portion thereof) may be exercised in whole or in part, subject to the provisions of the Stock Option Agreement.

     5.10 Sequential Exercise of Options. No Option granted under this Plan shall be subject to the sequential exercise requirements applicable to Incentive Stock Options granted prior to 1987.

     5.11 Options Not Exercisable Beyond Original Term. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee in its discretion, no Option shall remain exercisable beyond its original term.

                                  ARTICLE VI.

                          MULTIPLE GRANTS OF OPTIONS

     More than one Option, and more than one form of Option, may be granted to a Participant; provided, however, that pursuant to Section 422A(b)(7) of the Code, the aggregate Fair Market Value (determined as of the Date of Grant of each Option) of shares of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year under all ISO plans of the Company shall not exceed $100,000. This $100,000 annual limitation on value of ISO's exercisable shall not apply to the grant of Nonstatutory Options.

                                 ARTICLE VII.

                          PERIOD FOR GRANTING OPTIONS

     Options may be granted within a period of 10 years from the Initial Effective Date of this Plan; provided, however, Options granted during the term of this Plan may be exercised beyond such date in accordance with the terms of the Option grant.

                                 ARTICLE VIII.

                       NO EFFECT UPON EMPLOYMENT STATUS

     Neither the fact that a person has been selected as a Participant nor been granted an Option shall, in and of itself, limit or otherwise qualify the right of his employer to terminate his employment at any time or give such person any right to be retained in the employ of the Company. Except for nonemployee directors of Apogee Enterprises, Inc., as provided in Section 3.02A, no person shall have a right to be selected as a Participant, or, having been so selected, to be selected as a Participant again.

                                  ARTICLE IX.

                              METHOD OF EXERCISE

     9.01 Date of Exercise. Unless otherwise determined by the Committee in its discretion, an Option shall be exercised by a written notice to the Committee, in form satisfactory to the Committee, and shall be signed by the Participant or by such other person who may be entitled to exercise such Option. Unless otherwise determined by the Committee in its discretion, the date of exercise of any Option shall be the date on which such written notice of exercise is received by the

Committee or by such person who is designated and authorized by the Committee to receive such notice on its behalf. The time when Common Stock may be purchased and the number of shares which may be purchased at all times shall be set forth in the Stock Option Agreement.

     9.02 Payment of Exercise Price. The notice of exercise shall state the number of shares of Common Stock with respect to which the option is being exercised, and shall be accompanied by the payment of the full Option exercise price for such shares in such manner as the Committee shall determine in its discretion.

     9.03 Issuance of Certificate. A certificate or certificates for the shares of Common Stock purchased through the exercise of an Option shall be issued in regular course after the exercise of the Option and payment therefor. No person to whom an Option is granted shall have any of the rights or privileges of a shareholder with respect to any shares of stock issuable upon exercise of such Option until certificates representing such shares have been issued and delivered.

                                   ARTICLE X.

                        IMPLIED CONSENT OF PARTICIPANTS

     Each Participant, by his acceptance of an Option, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns and legal representatives, by all of the terms and conditions of the Plan as then or thereafter in effect.

                                  ARTICLE XI.

                               SHARE ADJUSTMENTS

     If there is any reorganization, recapitalization, merger or consolidation of Apogee Enterprises, Inc. or if there is any other change in the Common Stock resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Committee in (a) the number of shares that may be covered by Options, (b) the number of shares subject to Options previously granted, and (c) the Option exercise price of shares covered by Options previously granted, as well as such other equitable proportionate adjustments as the Committee may deem necessary or advisable under the circumstances so as to avoid dilution of, or detrimental effects on, Options.

                                  ARTICLE XII.

                             COMPANY RESPONSIBILITY

     All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company. Neither the Company, its officers or agents, the Board, the Committee nor any member of the Board or the Committee shall have any responsibility or liability (other than under applicable securities acts) for any act or thing done or left undone with respect to the price, time, quantity or other conditions and circumstances of the purchase of shares of Common Stock under the terms of the Plan, so long as such entitles or persons do not act in a manner constituting gross negligence or willful misconduct.

                                 ARTICLE XIII.

                                SECURITIES LAWS

     The Company, the Board and the Committee shall take all necessary or appropriate actions to ensure that all Options and all exercises thereof are in full compliance with all applicable United States federal and state laws and all applicable foreign securities laws. Notwithstanding the foregoing, the Company shall not be required to deliver any shares of Common Stock upon the exercise of an Option (or portion of such Option) prior to (a) the admission of such shares to listing on any stock exchange on which such Common Stock may then be listed, and (b) the completion of such registration or other qualification of such shares under any applicable federal, state or foreign law, rule or regulation, as the Committee shall determine to be necessary or advisable.

                                 ARTICLE XIV.

                           AMENDMENT AND TERMINATION

     The Board may terminate the Plan at any time. Notice of such termination shall be given to Participants, but any failure to give such notice shall not impair such termination. The Board may, at any time and from time to time, amend, modify, suspend, or discontinue the Plan (including any form of Stock Option Agreement) for any purpose required or permitted by law; provided, however, that no such amendment or modification shall (a) materially increase the benefits accruing to Participants under the Plan, (b) increase the number of shares of Common Stock which may be issued under the Plan (other than as provided in Article XI), or (c) modify the requirements as to eligibility for participation under the Plan, without the approval of the holders of a majority of the shares of the Common Stock then outstanding. Notwithstanding the foregoing the Board may amend the Plan, without stockholder approval, to the extent necessary to cause ISOs granted under the Plan to meet the requirements of the Code. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

                                  ARTICLE XV.

                                WITHHOLDING TAX

     Where a Participant or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option, the Company shall have the right to require the Participant or other such person to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such shares before delivery to such Participant or other person of a certificate or certificates representing such shares. The Committee may, at the request of the Participant, and in lieu of a cash payment by the Participant, hold back from the Participant the requisite number of shares of Common Stock necessary to satisfy the Company's withholding responsibilities with respect to the exercise of an Option. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO, the Company shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

                                 ARTICLE XVI.

                                EFFECTIVE DATE

     This Plan (prior to its amendment and restatement) first became effective on April 24, 1987 (the "Initial Effective Date"). This Plan, as restated and amended, became effective April 20, 1990 (the date of its adoption by the Board of Directors of the Company)(the "Effective Date"); provided, however, if the Plan is not approved by the vote of the holders of the majority of the outstanding shares of the Company's stock within twelve (12) months from said Effective Date, the Plan shall be deemed null and void from its inception and all Options granted thereunder shall be terminated.

                                 ARTICLE XVII.

                          NON-EXCLUSIVITY OF THE PLAN

     The adoption of this Plan shall not be construed as limiting the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan and such arrangements may be either generally applicable or applicable only in specific cases.

     Approved and adopted by the Board of Directors of Apogee Enterprises, Inc. the 20th day of April, 1990.



                                             /s/ William G. Gardner
                                       ---------------------------------
                                                    Secretary


Attest:


        /s/ Gerald K. Anderson
- --------------------------------------
              President

                           APOGEE ENTERPRISES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints DONALD W. GOLDFUS and GERALD K. ANDERSON as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Apogee Enterprises, Inc. held of record by the undersigned on April 28, 1995, at the Annual Meeting of Shareholders to be held on June 20, 1995, or any adjournment thereof.

1. ELECTION OF DIRECTORS:* FOR all nominees listed below  * WITHHOLD AUTHORITY
                           (except as marked to the         to vote for all
                           contrary below)                  nominees listed
                                                            below

   INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below:

PAUL B. BURKE                 DONALD W. GOLDFUS               JAMES L. MARTINEAU

- ------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT AUDITORS OF THE COMPANY.

           *FOR                    *AGAINST                  *ABSTAIN

- ------------------------------------------------------------------------

3. PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED 1987 STOCK OPTION PLAN.

           *FOR                    *AGAINST                  *ABSTAIN

- ------------------------------------------------------------------------

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:_______________, 1995


___________________________
       Signature


___________________________
 Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.